UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2023

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture and Notes
On April 20, 2023, Enovix Corporation (the “Company”) completed its previously announced private offerings (collectively, the “Offerings”) of $172.5 million aggregate principal amount of 3.00% Convertible Senior Notes due 2028 (the “Notes”), which includes the exercise in full of the initial purchasers’ option to purchase up to an additional $22.5 million principal amount of the Notes, and $10.0 million principal amount of Notes (the “Affiliate Notes”) issued to an entity affiliated with Thurman John “T.J.” Rodgers, the Company’s Chairman (the “Affiliated Investor”), in a concurrent private placement. The Notes were issued pursuant to an indenture, dated April 20, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are general unsecured obligations of the Company and will mature on May 1, 2028, unless earlier converted, redeemed, or repurchased. Interest on the Notes will accrue at a rate of 3.00% per year from April 20, 2023 and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2023. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding February 1, 2028, only under the following conditions: (1) during any fiscal quarter commencing after the fiscal quarter ending on October 1, 2023 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after February 1, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, in integral multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.
The conversion rate for the Notes will initially be 64.0800 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $15.61 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 15% above the last reported sale price of the Common Stock on The Nasdaq Global Select Market on April 17, 2023. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption in respect of the Notes, the Company will, under certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.
The Company may not redeem the Notes prior to May 6, 2026. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations described in the Indenture), at its option, on or after May 6, 2026, if the “liquidity condition” (as defined in the Indenture) is satisfied and the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.
The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:
•default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;
•default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;
•failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change, and such failure continues for five business days or (ii) notice of certain specified corporate events, and such failure continues for three business days;
•failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;
•failure by the Company to comply with any of the other agreements in the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with principal amount in excess of $50.0 million (or its foreign currency equivalent), in the aggregate of the Company and/or any of the Company’s significant subsidiaries, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.
If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the Notes then outstanding shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued and unpaid special interest, if any, on, all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes.
The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.
A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).
The Company’s net proceeds from the Offerings were approximately $165.7 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $17.3 million of the net proceeds to pay the cost of the capped call transactions described below. The Company expects to use the remaining net proceeds from the Offerings to build out a second battery cell manufacturing facility and fund the acquisition of production lines of the Company’s second-generation manufacturing equipment, and for working capital and other general corporate purposes.

Capped Call Transactions
On April 17, 2023, in connection with the pricing of the Notes, and on April 18, 2023, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $21.1692 per share (which represents a premium of 56.0% over the last reported sale price of the Common Stock of $13.57 per share on The Nasdaq Global Select Market on April 17, 2023), and is subject to certain adjustments under the terms of the capped call transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers and the Affiliated Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes (other than the Affiliate Notes) were resold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated April 17, 2023 by and among the Company and the representative of the initial purchasers, as amended, and the representations made by the Affiliated Investor in a subscription agreement dated April 17, 2023 by and among the Company and the Affiliated Investor.
The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 12,711,852 shares of the Company’s Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 73.6919 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Item 8.01 Other Events.
On April 17, 2023, the Company issued a press release announcing the proposed Offering and Concurrent Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including statements concerning the Offerings of the Notes and the capped call transactions and the anticipated use of proceeds from the Offerings. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent the Company’s current beliefs, estimates and assumptions only as of the date of this Current Report on Form 8-K and information contained in this Current Report on Form 8-K should not be relied upon as representing the Company’s estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions. These risks are not exhaustive. Further information on these and other risks that could affect the Company’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and the future reports that it may file from time to time with the SEC. The Company assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of April 20, 2023, by and between Enovix Corporation and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of Global Note, representing Enovix Corporation’s 3.00% Convertible Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1)
10.1	Form of Confirmation for Capped Call Transactions
99.1	Press release titled “Enovix Announces Proposed $150 Million Offering of Convertible Senior Notes Due 2028”, dated April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enovix Corporation

Date:	April 21, 2023	By:	/s/ Steffen Pietzke
Steffen Pietzke Chief Financial Officer